UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

BOWL AMERICA INCORPORATED

(Exact name of Registrant as specified in its charter)

MARYLAND	1-7829	54-0646173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6446 Edsall Road, Alexandria, VA	22312
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (703) 941-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

     On December 4, 2012, Bowl America Incorporated (the “Company”) held an annual meeting of its stockholders to elect eight nominees as directors as follows:

The board of directors nominated two nominees to stand for election by the holders of the Company’s Class A Common Stock at the 2012 meeting and each of the nominees were elected by a plurality of votes cast by the Class A shares entitled to vote at the meeting.  Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the next annual meeting and until their successors are elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Warren T. Braham	3,356,503	3,934	23,210
Allan L. Sher	3,357,103	3,334	23,210

The board of directors nominated six nominees to stand for election by the holders of the Company’s Class B Common Stock at the 2012 meeting and each of the nominees were elected by a plurality of votes cast by the Class B shares entitled to vote at the meeting.  Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the next annual meeting and until their successors are elected and qualified.

Nominee	For	Withheld	Broker Non-Votes

Leslie H. Goldberg	13,943,880	0	539,450
Ruth E. Macklin	13,943,880	0	539,450
Merle Fabian	13,943,880	0	539,450
Stanley H. Katzman	13,943,880	0	539,450
Cheryl A. Dragoo	13,943,880	0	539,450
Arthur H. Bill	13,943,880	0	539,450

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOWL AMERICA INCORPORATED

Date: December 5, 2012	/s/Leslie H Goldberg
Leslie H. Goldberg
President